Exhibit 4.2

NUMBER	SHARES

PROSPECT ACQUISITION CORP.
Incorporated Under the Laws of the State of Delaware

COMMON STOCK	CUSIP 74347T 103

SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies that is the
registered holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001
EACH OF THE COMMON STOCK OF

PROSPECT ACQUISITION CORP.

transferable on the books of the Prospect Acquisition Corp. (the “Company”) in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to liquidate if it is unable to complete a business combination by November 14, 2009, all as more fully described in the Company’s final prospectus dated November 14, 2007.

This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

Corporate Seal

Delaware

/s/ James J. Cahill	/s/ Patrick J. Landers
SECRETARY	PRESIDENT

Prospect Acquisition Corp.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenant in common	UNIF GIFT MIN ACT		Custodian
			(Cust)		(Minor)

TEN ENT	as tenants by the entireties	Under Uniform Gifts to Minors Act:

(State)

JT TEN	as joint tenants with right of
survivorship and not as
tenants in common

Additional abbreviations may also be used though not in the above list.

For value received,                                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                    shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                        Attorney to transfer said stock on the books of the within named Company with full power of substitution in the premises.

Dated
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signatures(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the Company’s trust account only in the event of a liquidation of the Company upon failure to consummate a business combination or if the holder seeks to convert his, her or its respective shares into cash upon a business combination which he, she or it voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.